Contract No. 602577-0

PRECEDENT AGREEMENT
WEST LEG 2023 EXPANSION
BETWEEN
NORTHERN NATURAL GAS COMPANY
AND
DAKOTA ETHANOL, LLC

This agreement ("Precedent Agreement") is made and entered into as of this 6 day of June 2022, by and between Northern Natural Gas Company, a Delaware corporation ("Northern"), and Dakota Ethanol, LLC, a South Dakota limited liability company ("Customer"). Northern and Customer are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WITNESSETH:

WHEREAS, Northern owns and operates an interstate natural gas transmission system subject to the jurisdiction of the FERC; and

WHEREAS, Customer seeks to acquire natural gas transportation services from Northern; and

WHEREAS, Customer and Northern, upon fulfillment of the conditions precedent set forth herein, desire to enter into a firm throughput service agreement, as defined below, under which Northern will provide, and Customer will receive, firm transportation service;

NOW THEREFORE, in consideration of the terms and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged, Northern and Customer hereby agree and consent as follows:

Section 1. Definitions

1.1. "Actual Cost" means the Customer's allocated share of the cost of the Project, as determined by Northern, including, but not limited to, (i) planning, design, materials, labor, contract and engineering costs; (ii) overheads; (iii) all applicable taxes; (iv) income tax gross-up, when applicable; (v) allowance for funds used during construction (AFUDC), when applicable; (vi) associated operation and maintenance costs; and (vii) any reservation

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Contract No. 602577-0

charge credits, as defined in Northern's FERC Gas Tariff, paid to other shippers by Northern as a result of any outage caused by the construction of the Project.

1.2. "CIAC" means contribution in aid of construction and is defined as any amount of money or other property contributed to Northern for the purpose of constructing plant or adding constructed plant to Northern's natural gas pipeline and storage systems. Income tax gross-up associated with the CIAC, which represents the time value of money resulting from the timing of tax payments made and tax deductions allowed, will be included in the Actual Cost if the CIAC is determined by Northern to be taxable revenue as defined by § 118(b) of the Internal Revenue Code. The amount of the CIAC is subject to True-Up. Northern's good faith estimate for the CIAC is $8,890,000.

1.3. "Contract Value" means, as of the determination date, the unpaid reservation charges for the remaining original term of the TSA.

1.4. "Customer Facilities" means all natural gas service facilities (including, but not limited to, valves, pressure regulators and odorization equipment) located downstream of the Primary Delivery Point(s) set forth in Table A-1 of Exhibit A.

1.5. "Customer's Remaining Obligation" means that portion of the Actual Cost which has not been paid to Northern, as of any determination date, and is equal to the Actual Cost less any CIAC payment received by Northern. If Actual Cost is not known at the time the Customer's Remaining Obligation is calculated or determined, Northern, at its sole discretion, may use a good faith estimate of Actual Cost.

1.6. "Entitlement" or "MDQ" means the maximum daily quantity of natural gas to be transported under the TSA.

1.7. "FERC" means the Federal Energy Regulatory Commission.

1.8. "GT&C" means the General Terms and Conditions of Northern's FERC Gas Tariff, as revised from time to time.

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Contract No. 602577-0

1.9. "Imaged Documents" means any image or electronically stored copy of any document(s) generated by any Party with respect to this Precedent Agreement, including this Precedent Agreement.

1.10. "Maximum Reservation Rate" means the monthly maximum reservation rate set forth in the applicable Rate Schedule of Northern's FERC Gas Tariff.

1.11. "Necessary Approval" means an order, approvals, consents or waivers, issued by FERC, any federal, state, local, sovereign, or municipal body, or any other governmental authority that have become final and are no longer subject to rehearing or appeal regarding (i) the construction and operation of the Project, and (ii) this Precedent Agreement. All Necessary Approvals must be in a form and substance and on a time schedule satisfactory to Northern in its sole determination. Northern in its sole discretion, may waive a Necessary Approval.

1.12. "Northern's FERC Gas Tariff" means Northern's FERC Gas Tariff, as revised from time to time.

1.13. "Open Season" means the notice and opportunity to bid for service associated with the Project.

1.14. "Precedent Agreement" means this agreement, including Exhibits A through C, which are incorporated herein.

1.15. "Primary Delivery Point(s)" means Northern's Market Area delivery points set forth in Table A-1 of Exhibit A at which Customer requests firm service.

1.16. "Primary Receipt Point(s)" means Northern's Market Area receipt points set forth in Table A-1 of Exhibit A at which Customer requests firm service.

1.17. "Project" means the activities related to the Open Season and Northern's construction and completion of any facilities that are necessary, as determined in Northern's sole discretion, to provide the service contemplated by this Precedent Agreement.

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Contrnct No. 602577-0 1.18. "Security" means the amount of credit assurance required by Northern pursuant to Exhibit C, provided by Customer and held by or for Northern to secure Customer's obligations to Northern under this Precedent Agreement and/or the TSA. 1.19. "Trne-Up" means the process(es) initiated by Northern at any time during or after completion of the Project, to adjust any amount previously estimated to the Actual Cost and the CIAC. 1.20. 11TSA 11 means the finn throughput service agreement including all exhibits and appendices thereto, to be entered into as required pursuant to this Precedent Agreement. 1.21. "Will" means is required to and imposes an obligation on the appropriate Party. Section 2. Firm TSA 2.1. Northern and Customer will enter into the TSA consistent with Northern's Rate Schedule TFX or any successor firm transportation rate schedule in effect on the date of execution of the TSA, which will be subject to all of the terms and conditions of Northern's FERC Gas Tariff and all rnles and regulations of governmental authorities having jurisdiction as well as any Necessaiy Approvals. The TSA will provide for the transportation of natural gas from the Primaiy Receipt Point(s) to the Primaiy Delive1y Point(s). 2.2. The beginning date and ending date of service under the TSA are set forth in Exhibit A, subject to receipt of Necessaiy Approvals by Northern, acceptance of such approvals, if necessaty, and the completion (as determined in Northern's sole opinion) of the Project facilities necessaiy to provide firm transportation service to Customer under the TSA. Northern will not be liable for any delays in the anticipated in-service date, due to delays in Necessary Approvals. 2.3. The transpmiation rates to be paid by Customer to Northern under the TSA are set forth in Exhibit A. 2.4. The Entitlement or MDQ is set fmih in Exhibit A. Page4

Contract No. 602577-0 2.5. If any customer participating in the Project tenninates its participation in the Project, any available quantities may be reallocated to the extent permitted among Customer and the other customers participating in the Project; provided, however, Customer's acceptance of any quantity reallocated will be at the sole discretion of Customer. 2.6. Customer will execute the TSA (without modification) within thirty (30) calendar days of tender by Northern. If Customer fails to execute the TSA (without modification) within thirty (30) calendar days of tender by Nmthem, Customer will immediately be in breach of this Precedent Agreement on the date of such failure and will be liable for any and all damages available, at law or in equity as a result of that breach, as accelerated to the date of such breach. Section 3. Construction of Facilities 3.1. No1them will use commercially reasonable efforts to (i) secure all Necessa1y Approvals and, (ii) subject to the timely receipt and acceptance of all Necessary Approvals, to construct the Project. 3.2. To the extent reasonably requested by N01them, Customer will file in supp01t of any filing made by Northern to secure any Necessaiy Approval and will timely provide to Northern information and documents requested by Northern to demonstrate the approval sought is in the public convenience and necessity. 3.3. Upon Nmthern's acceptance or waiver of all Necessmy Approvals, Nmthern will commence constrnction of the Project. 3.4. The Patties acknowledge that supply chain shotiages in materials may adversely impact the planned completion of the Project. Northern will endeavor to use commercially reasonable eff01ts to timely acquire and install all necessaiy materials to complete the Project timely. Notwithstanding these efforts, consistent with other provisions of this Agreement, Northern will not be held liable should the facilities be placed in-service after the targeted in-service date. Page 5

Contract No. 602577-0 Section 4. Reimbursement for Construction of the Project 4.1. Customer will pay Northern for the Actual Cost of the Project by paying a CIAC (including the True-Up), plus the Maximum Reservation Rate for the service over the term of the TSA. Customer will pay the CIAC as follows: 30% due on September 30, 2022; 30% due on December 31, 2022; and 40% due on March 31, 2023. Customer's failure to promptly and unconditionally pay the CIAC by these dates is a breach of this Precedent Agreement. The Parties acknowledge the CIAC is based on Northem's good faith estimate of the Actual Cost. 4.2. To the extent any CIAC is paid to Northern prior to the Actual Cost being known, Northern will provide notice to Customer of the Actual Cost once it is known, Customer will promptly pay Northern the difference between the Actual Cost and any amount of the CIAC previously paid to Northern if the Actual Cost is greater than the estimated cost, or Northern will promptly reimburse Customer the difference between any amount of the CIAC previously paid to Northern and the Actual Cost if the Actual Cost is less than the estimated cost. 4.3. Notwithstanding anything herein to the contraiy, in the event of a default under this Precedent Agreement or the TSA, Customer will pay Northern for Customer's Remaining Obligation in addition to any damages for such default under the TSA, via acceleration or otherwise. 4.4. In exchange for the consideration received hereunder, including without limitation the expected revenue from the TSA, Nmihern is willing to make the capital expenditures for the construction of the Project; provided, however, if Customer has not provided a CIAC for an amount equal to 100% of Customer's Actual Cost, and if the Entitlement under the TSA is, for any reason during the tetrn of the TSA, in whole or in pati, (i) reduced (except in the instance of a temporary capacity release), or (ii) realigned away from the Primaiy Receipt or Primaty Delive1y Points, such act is a breach of this Precedent Agreement and Customer will promptly pay to Northern an amount, which is immediately due and owing, equal to the Customer's Remaining Obligation on the date triggering the provisions of this Paragraph. This Paragraph and the reimbursement obligations herein will survive the permanent release of the capacity in the TSA or any assignment thereof and Customer will Page 6

Contract No. 602577-0

continue to be obligated for the reimbursement of Customer's Remaining Obligation unless Northern consents to the express release of such obligation.

Section 5. Termination

In addition to any other termination rights set forth herein, this Precedent Agreement and, if executed, the TSA are subject to termination as specified below:

5.1. Northern may, at any time, terminate this Precedent Agreement and the TSA and withdraw any application for a Necessary Approval or refuse to accept or file to rescind any Necessary Approval if Northern determines, in its sole discretion, the Project should be cancelled, and upon such termination, Northern shall reimburse Customer CIAC payments made by Customer, except as provided in Section 5.3 below.

5.2. Northern may, at any time, terminate this Precedent Agreement and the TSA if Northern determines, in its sole discretion, that a governmental authority has placed unacceptable conditions or mitigation measures on any Necessary Approval.

5.3. In the event the Project is terminated prior to the Project being ready for service for any reason not solely caused by Northern, Customer will pay to Northern within ten (10) calendar days of written notice, or Northern will retain from the CIAC, as applicable, the amount of any Actual Cost incurred, including, but not limited to, costs committed for construction of the Project through the date of termination. The Customer's sole and equitable interest in the CIAC is limited to a residual interest, which will mean the beneficial interest in the CIAC remaining after payment of the Actual Cost or any costs committed to. Northern will be deemed to have a right of recoupment for the CIAC.

5.4. Northern may terminate this Precedent Agreement and the TSA immediately upon written notice to Customer if (i) Customer, in Northern's reasonable judgment, fails to meet and maintain the creditworthiness requirements set forth in Section 6 below and Exhibit C of this Precedent Agreement, and (ii) Customer fails to provide Security in accordance with Section 6 below and Exhibit C of this Precedent Agreement.

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Contract No. 602577-0

Section 6. Creditworthiness and Security

6.1. Customer must meet the requirements of Section 46 of the GT&C and the Security requirements of Exhibit C hereto.

6.2. In the event of any conflict between the security requirements of Exhibit C and the Security requirements of Section 46 of the GT&C, the security requirements of Exhibit C will prevail.

Section 7. Assignment

This Precedent Agreement and the TSA will be binding upon and inure to the benefit of Customer and its successors and assigns and Northern and its successors and assigns. Notwithstanding the foregoing, Customer may not assign or delegate its rights or obligations hereunder without the prior express written consent of Northern, which will not be unreasonably withheld, and any such purported assignment or delegation without Northern's express written consent will be null and void.

Section 8. [Reserved]

Section 9. Governmental Regulations, Choice of Law, Jurisdiction, and Waiver of Jury Trial

9.1. This Precedent Agreement and the TSA are subject to Northern's FERC Gas Tariff (except as specifically provided herein), all valid laws, rules, regulations and orders of any governmental agency or regulatory authority having jurisdiction, including without limitation, the receipt of Necessary Approvals.

9.2. AS TO ALL MATTERS OF CONSTRUCTION AND INTERPRETATION, THIS PRECEDENT AGREEMENT WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

9.3. THE STATE OR FEDERAL COURTS SITUATED IN THE STATE OF NEBRASKA WILL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY DISPUTES WITH

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Contract No. 602577-0 RESPECT TO THIS PRECEDENT AGREEMENT, AND CUSTOMER AND NORTHERN HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION THEREOF FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PRECEDENT AGREEMENT. 9.4. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY mRY WITH RESPECT TO LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS PRECEDENT AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Section 10. Notices 10.1. Any notices requh·ed by this Precedent Agreement must be in writing and addressed to: (a) Ifto Customer: Dakota Ethanol, LLC 46269 Sodak Hwy 34 Wentworth, South Dakota 57075 Agent: Kinect Energy, Inc. Attn: Bill Anderson 111000 Wayzata Blvd Minnetonka, Minnesota 55441 (b) Ifto Northern: Nmihem Natural Gas Company Customer Service and Business Development 1111 So. 103rd St. Omaha, Nebraska 68124 Phone No.: (402) 398-7094 Fax No.: (402) 398-7117 Page 9

Contract No. 602577-0 Email: nngcontracts@nngco.com 10.2. Notices will be properly served when sent via overnight mail, certified mail, postage prepaid return receipt requested, when received by Facsimile at the facsimile number set forth in this Precedent Agreement or when received by email at the email address set forth in this Precedent Agreement. Customer may change its address for the purpose of this Precedent Agreement by giving written notice of such change to Northern. Northem's contact information may be changed by posting revised contract information on its internet website at www.n01thcrnnaturalgas.com. This Precedent Agreement will be deemed amended to reflect the revised contact infonnation. Section 11. Breach and Consequential Damages 11.1. Customer's failure to comply with the terms contained in the TSA, the applicable rate schedule, the GT &C, or the terms of this Precedent Agreement is a breach and constitutes a default tmder this Precedent Agreement. Upon te1mination of this Precedent Agreement based on Customer's default, Customer will be liable for any and all damages hereunder, at law or in equity, as accelerated to the date of such breach, including any such rights that may be exercised pursuant to Northern's FERC Gas Tariff. 11.2. NEITHER PARTY, NOR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AFFILIATES, SUCCESSORS OR ASSIGNS WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OR FOR LOST PROFITS, OR LOSS OF BUSINESS OR BUSINESS OPPORTUNITY HOWSOEVER CAUSED, WHETHER ARISING OUT OF CONTRACT, TORT, STRICT LIABILITY, INDEMNITY, WARRANTY, PROFESSIONAL LIABILITY, CONTRIBUTION, OR OTHERWISE. Section 12. Representation and Warranties of Parties Each Party hereby watrants and represents to the other Paity the following: 12.1. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization/incorporation and has full power to execute, deliver and perform this Precedent Agreement. Page 10

Contract No. 602577-0 12.2. The execution, delivery and performance of this Precedent Agreement have been and remain duly authorized by all necessaty corporate or organizational action and do not contravene any provision of law or of its constitutional documents or any contractual restriction binding on it or its assets. 12.3. All consents, authorizations and approvals of, and registrations and declarations with, any govemmental authority necessary for the due execution, delive1y and performance of this Precedent Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Precedent Agreement. 12.4. Its assets, at their respective fair value, exceed such Party's liabilities and it has, or will have, sufficient cash and capital to pay its liabilities and obligations as they become due. 12.5. In consideration for its execution of this Precedent Agreement, Customer will receive reasonably equivalent value for the obligations that it is assuming as a result of this Precedent Agreement and/or the TSA. Section 13. Miscellaneous 13.1. Notwithstanding any other provision herein to the contraiy, in order for Northern to evaluate the commitments that customers are willing to make and thus determine the feasibility of the Project, and the engineering design and size of any expansion facilities, Northern is seeking a commitment from customers through other precedent agreements similar to this Precedent Agreement. Additionally, these commitments will enable Northern to allocate capacity, if necessary, among customers who have signed such precedent agreements or commitments from customers through agreements. Accordingly, Customer hereby recognizes and acknowledges that, although Customer is obligated by this Precedent Agreement upon its execution and delivery to Nmthern, said agreement and the te1ms and conditions herein will be of no force and effect on Northem and Northem will have no obligations whatsoever under this Precedent Agreement until Northern executes this Precedent Agreement. Page 11

Contract No. 602577-0 13.2. Covenants regarding the Project and the Customer Facilities are in Exhibit B, attached hereto and incorporated herein. 13.3. This Precedent Agreement may be executed in counterparts, each of which when signed will be deemed an original, but all of which together will constitute one and the same instrument. A signature in "PDF" format or an electronic signature to this Precedent Agreement will be deemed an original and binding upon the Party against which enforcement is sought. 13.4. Upon both Parties' execution of the TSA, Section 2 and Exhibit A of this Precedent Agreement will expire and be superseded by the TSA. All remaining sections and paragraphs and Exhibit C of this Precedent Agreement will survive until all obligations or responsibilities under this Precedent Agreement and the TSA have been fully satisfied. Exhibit B will survive for the life of the Project. 13.5. Imaged Documents may be introduced as evidence in any proceeding as if such were original business records and neither Party may contest the admissibility of Imaged Documents as evidence in any proceeding. 13 .6. Each provision of this Precedent Agreement will be considered severable so that if any one provision or clause conflicts with or may not be given full effect because of applicable law, this will not affect any other provisions which can be given effect without the conflicting provision or clause and the conflicting provision or clause will be renegotiated by the Parties in good faith to provide equal economic value to both Parties; provided, however, this Section 13. 6 will provide no basis to treat the Precedent Agreement and the TSA as separate, severable agreements or to effect such a severance. 13.7. This Precedent Agreement is not intended to create, and will not be construed to create, a legal relationship of partnership or an association for profit between the Parties hereto. The provisions of this Precedent Agreement will not impart rights of enforceability to any person, firm or organization not a Party or not bound as a Party, or not a permitted successor or assignee of a Party bound by this Precedent Agreement. 13.8. Any terms not defined herein will have the meanings set forth in Northem's FERC Gas Tariff. Any conflicts between this Precedent Agreement and Northem's FERC Gas Tariff Page 12

Contract No. 602577-0 will be resolved in favor ofNorthern's FERC Gas Tariff, with the exception of the Security requirements of Exhibit C. 13 .9. This Precedent Agreement together with the TSA and Exhibits hereto and thereto constitute the entire agreement between N01thern and Customer pe1taining to the subject matter hereof. Iu the event of a conflict between a provision of this Precedent Agreement and a provision of a prior agreement, representation or understanding of the Parties, oral or written, the provision of this Precedent Agreement will control without invalidating the remaining provisions of such prior agreement, representation or understanding. Except as specifically provided in Section 10, no provision of this Precedent Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by both Parties. The Parties hereto have executed this Precedent Agreement to indicate their acceptance. NORTHERN NATURAL GAS COMPANY DAKOTA ETHANOL, LLC C ;::-,, Title:V? D.M:bY'.YWhvC.J18us1·11.tb.f ~~Title: -~-'-_U _____ _ Date: _fo=----/ _I _7 ,__) _Z L~_ Page 13

Contract No. 602577-0

PRECEDENT AGREEMENT
WEST LEG 2023 EXPANSION
BETWEEN
NORTHERN NATURAL GAS COMPANY
AND
DAKOTA ETHANOL, LLC

Exhibit A
TSA Terms and Conditions

Rate Schedule:

Contract Term: Beginning 11/01/2023 and ending 10/31/2028

The Entitlement is subject to any Necessary Approvals, and acceptance of such approvals, if necessary, and the completion (as determined in Northern's sole opinion) of the Northern Project facilities necessary to provide firm transportation service to Customer under the TSA. The Entitlement, or portions thereof, will commence the later of 11/01/2023 or the first day of the month following when Northern's facilities needed to provide the service are placed into service. Customer and Northern may agree to start the service upon in-service of the facility(s) prior to the beginning of the following month; however, the term shall end 5 years after the first day of the month following when Northern's facilities needed to provide the service are placed into service.

Table A-1: Quantities and Points Bid (provided by Customer)

Receipt Point	Delivery Point	Winter Volume (Dth/day)	Summer Volume (Dth/day)	Term
NBPL/NNG Ventura (POI 192)	Lake Madison SD #1* (POI 71386)	7,000	4,340	5 years

* Primary delivery points include Zone ABC Northwestern (POI 3096)

Notes:

1) Winter includes November 1 through March 31. Summer includes April 1 through October 31.
2) The quantities shown are firm maximum daily quantities (MDQ or Entitlement).

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Contract No. 602577-0 1. Customer will pay a CIAC plus the Maximum Reservation Rate and the commodity rates provided under the applicable rate schedule in Northem's FERC Gas Tariff. In addition, Customer will provide fuel, use and unaccounted for and pay all FERC-approved charges and surcharges applicable to the service provided hereunder. 2. Upon completion of the Project, if Actual Cost is different from the amount of the CIAC paid, Customer and Northern agree to Tme-Up the CIAC to Actual Cost (i.e., Customer agrees to pay Northern the difference if the Actual Cost is greater than the CIAC previously paid, or Northern will reimburse Customer the difference if the Actual Cost is less than the CIAC previously paid). Other Tenns: 1. Each of the Pa1ties agrees the TSA will include the following paragraph: TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HA VE TO A TRIAL BY JURY WITH RESPECT TO LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Page 15

PRECEDENT AGREEMENT WEST LEG 2023 EXPANSION BETWEEN Contract No. 602577-0 NORTHERN NATURAL GAS COMPANY AND DAKOTA ETHANOL, LLC Exhibit B Facilities A. Northern Facilities: 1. Northern and/or its designee will constmct, own, operate and maintain the Project facilities. In no event will Northern own, operate or maintain any facilities downstream of its delivery point(s). 2. The Project, in Northern's sole determination, will be designed, constmcted, operated, and maintained by Northern in accordance with all applicable laws and regulations, and prudent operating procedures and constrnction standards that Northern may adopt from time to time. 3. Northern will defend, indemnify and save harmless Customer, its affiliated companies and officers, directors, shareholders, employees, subsidiaries, agents and other representatives from and against that portion of the liabilities, losses, claims, damages, penalties, causes of action, suits (including suits for personal injuries or death and including reasonable attorneys' fees and expenses) claimed from or against Customer caused by or resulting from the negligence or willful misconduct of Northern in the performance of its obligations associated with the Project. Page 16

Contract No. 602577-0 B. Customer Facilities: 1. Customer will provide, own, operate and maintain the Customer Facilities. Customer is responsible for providing over-pressure protection equipment for the Customer Facilities. Customer represents and warrants to Northern that it has the knowledge and expertise, and its employees, agents and contractors are qualified to design, constmct and operate the gas service equipment comprising the Customer Facilities, including, but not limited to, the pressure of the gas delivered by Northern to Customer into the Customer Facilities. 2. The Customer Facilities are designed, manufactured, fabricated, constructed, installed, operated, tested and maintained by Customer in accordance with applicable laws, regulations, industry standards, codes (including AGA design standards) and prudent operating practices. 3. Customer will defend, indemnify and save haimless Northern, its affiliated companies and officers, directors, shareholders, employees, subsidiaries, agents and other representatives from and against that portion of the liabilities, losses, claims, damages, penalties, causes of action, suits (including suits for personal injuries or death and including reasonable attorneys' fees and expenses) claimed from or against Northern caused by or resulting from the negligence or willful misconduct of Customer in the ownership, operation and maintenance of performance of its operations of the Customer Facilities. 4. Customer will grant Northem any necessaiy right-of-way access onto and across Customer's property at no cost to Northern to complete the Project. Page 17

PRECEDENT AGREEMENT WEST LEG 2023 EXP ANSI ON BETWEEN Contract No. 602577-0 NORTHERN NATURAL GAS COMPANY AND DAKOTA ETHANOL, LLC Exhibit C Security Requirements A. When Security is not Required No Security will be required during any period of time after the execution of this Precedent Agreement and/or during the tenn of the TSA that Customer meets and maintains the creditworthiness requirements of Section 46 of the GT &C. B. When Security is Required 1. Amount of Security To Be Provided: If Customer does not meet or maintain the creditworthiness requirements of Section 46 of the GT &C at any time after the execution of this Precedent Agreement and/or during the term of the TSA the Customer will provide Security in an amount equal to the amount of credit assurance authorized for the TSA under Section 46 of the GT &C ( equal to the highest three months of reservation charges plus an amount to cover imbalances as provided in Northern's FERC Gas Tariff). If Customer provides a guaranty, the amount of the guaranty will be, at a minimum, in an amount equal to the Customer's Contract Value including, but not limited to, an amount to cover imbalances as provided in Northern's FERC Gas Tariff. 2. Form of Security To Be Provided: a. Customer may provide a guaranty, letter of credit or cash. Page 18

Contract No. 602577-0

b. If Customer provides a letter of credit, the letter of credit will be substantially in the form posted on Northern's website as revised from time to time and from a financial institution acceptable to Northern.

c. If Customer provides a guaranty, the guaranty will be substantially in the form posted on Northern's website as revised from time to time and executed by a guarantor that meets the creditworthiness requirements of Section 46 of the GT&C.

d. If Customer provides cash, Customer agrees to execute a Joinder in Master Escrow Agreement substantially in the form posted on Northern's website as revised from time to time.

3. **Timing of Provision of Security**: The amount of Security required under this Exhibit C will be provided within ten (10) calendar days of the date of Northern's written request.

4. **Miscellaneous**:

a. If due to default under this Precedent Agreement or the TSA, actions of Customer set forth in subparts (i) and (ii) of Paragraph 4.4 of this Precedent Agreement, or otherwise Customer becomes obligated to pay Customer's Remaining Obligation, and Northern is holding Security, then Customer waives any and all claims to the balance of the Security held by Northern and agrees that such balance will be retained by Northern and applied toward any amounts due from Customer.

b. Failure to remit in full all Security by the due dates constitutes a material breach of this Precedent Agreement and may, at the discretion of Northern, result in termination of Northern's obligations under the Precedent Agreement or the TSA. Upon any default under this Precedent Agreement or the TSA, Northern may pursue any remedy available at law or equity.

c. Upon any default under this Precedent Agreement or the TSA, Northern may pursue any remedy available at law or equity.

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Contract No. 602577-0 d. The Security will be owned and held by Nmthem for its sole and exclusive benefit until the earlier of (i) Customer meeting the creditwmthiness requirements of Section 46 of the GT &C, or (ii) Customer satisfying in full all of its obligations under this Precedent Agreement and/or the TSA. e. The Secmity will be owned and held by Northern, and Customer's sole interest in the Security will be a residual interest, if any, remaining after all of Customer's obligations under the TSA and this Precedent Agreement are satisfied in full. If Security is provided in the form of a letter of credit, Customer will have no interest in the letter of credit or its proceeds. Page 20